Exhibit 10.21 (a)

AGREEMENT TO MODIFY LOAN INTEREST RATE AND CONSENT TO FCHS SECURED DEBT ISSUANCE

WHEREAS, CT Capital LTD (“CT”) entered into the Loan and Security Agreement, dated June 13, 2013, with First Choice Medical Group of Brevard, LLC (“FCMG”), pursuant to which CT made a loan available to FCMG with a maturity date of December 31, 2016 (the “Loan”);

WHEREAS, FCMG is a wholly owned subsidiary of FCID Medical, Inc. (“FCID”) and FCID is a wholly owned subsidiary of First Choice Healthcare Solutions, Inc. (“FCHS” and with FCID and FCMG, the “FC Parties”);

WHEREAS, FCMG desires to modify the annual interest rate on the Loan from 12% to 6% until November 1, 2015; and the FC Parties desire that CT consent to FCHS offering up to $2,320,000 in principal amount of indebtedness under certain 8% Original Issue Discount Secured Convertible Debentures (collectively, the “Debentures”) to be issued to Hillair Capital Investments L.P. and any other signatories to the transaction documents pursuant to which the Debentures are to be issued (the “Loan Transaction”) which indebtedness shall be secured pursuant to a security agreement between FCHS, FCMG and FCID and the signatories to the Loan Transaction and shall be guaranteed pursuant to a subsidiary guarantee delivered by FCMG and FCID to the signatories to the Loan Transaction and UCC financing statements shall be filed to perfect the security interest in assets of FCHS, FCMG and FCID, it being understood that such security interests shall be junior in priority to those granted to CT;

WHEREAS, CT desires to charge FCHS a modification fee to (i) modify the Loan annual interest rate, from 12% to 6% until November 1, 2015 and having all other terms on the Loan remain the same, and (ii) consent to FCID and FCMG guaranteeing the Loan Transaction and consent to the filing of UCC financing statements that list FCHS, FCMG and FCID as debtors as required by the Loan Transaction; and

WHEREAS, FCID desires to pay the CT modification fee with 100,000 shares of FCHS common stock (“Shares”), subject to Section 144 restrictions, as good and valuable consideration to CT for modifying the Loan and consenting to the Transaction. FCHS will deliver the Shares to CT within 10 days of the Transaction closing date.

NOW, THEREFORE, in consideration of the terms and conditions herein contained, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1)	The paragraphs above are integral to this Agreement and are hereby incorporated herein and made a part hereof.
2)	CT agrees (i) to modify the annual interest rate on the Loan from 12% to 6% until November 1, 2015, (ii) to consent to the Loan Transaction, (iii) to consent to FCID and FCMG guaranteeing the Loan Transaction, such guarantee being junior in priority to CT, and (iv) to consent to filing of UCC financing statements in the respective states of incorporation or formation that list FCHS, FCMG and FCID as debtors and perfect a security interest in assets of FCHS, FCMG and FCID, which security interest is junior in priority to CT.
3)	FCHS agrees to pay the CT modification fee with the Shares and such Shares are to be delivered to CT within 10 days of the Loan Transaction closing date.

AGREED TO:

CT Capital LTD	First Choice Healthcare Solutions Inc.

/s/ Christian C. Romandetti
/s/ Jeff Roschman
By:	By: Christian C. Romandetti, President
Date: June 13, 2013	Date: June 13, 2013

FCID Medical Inc.

/s/ Christian C. Romandetti
By: Christian C. Romandetti, President
Date: June 13, 2013

First Choice Medical Group of Brevard, LLC

/s/ Kris Jones
By: Kris Jones, Authorized Person
Date: June 13, 2013